Exhibit 10.10

June 30, 2008

LaPolla Industries, Inc.
15402 Vantage Parkway East, Suite 322
Houston, TX  77032

Re:           Warrant Amendments

Dear Sirs:

Reference is made to (a) the Amended and Restated Revolving Credit and Term Loan Agreement of even date herewith (the “Loan Agreement”) by and between ComVest Capital, LLC (the “Lender”) and LaPolla Industries, Inc. (the “Borrower”), and (b) Warrants Nos. CV-1 through CV-3 (the “Initial Warrants”) issued by the Borrower to the Lender pursuant to the Original Agreement.  All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

In connection with the execution and delivery of the Loan Agreement, the funding of the incremental additional Term Loan thereunder, and the increase in the Revolving Credit Commitment, the Lender and the Borrower have agreed to the following amendments with respect to the Initial Warrants:

1.           The Exercise Price (as such term is defined in each of the Initial Warrants) per share under each of the Initial Warrants is hereby reduced to $0.60 per share (subject to adjustment hereafter from time to time as provided in the Initial Warrants).

2.           The Expiration Date (as such term is defined in each of the Initial Warrants) under each of the Initial Warrants is hereby extended to June 30, 2013.

3.           In clause (i) of the definition of “Additional Shares of Common Stock” contained in Section 3.7 of each of the Initial Warrants, the reference to “the date hereof” shall henceforth refer to the date of this letter agreement, and in clause (ii) of such definition, the reference to “900,000” is hereby amended to say “1,000,000”.

4.           Except as expressly set forth herein, all of the terms and conditions of the Initial Warrants shall remain unmodified and in full force and effect.

5.           The foregoing amendments shall not become effective unless and until the additional incremental Term Loan under the Loan Agreement is funded to the Borrower or at the Borrower’s direction.

6.           At any time and from time to time following the funding of the additional incremental Term Loan, the Borrower shall issue to the Lender, upon request therefor, replacement Warrants for the existing Initial Warrants Nos. CV-1, CV-2 and CV-3, reflecting the foregoing amendments; provided, that at all times prior to the delivery of any such replacement Warrant, the holder of the original Warrant may attach a photocopy of this agreement to the original Warrant to evidence the amendments effected hereunder.

7.           This agreement may not be amended or modified except pursuant to a written agreement signed by the Lender and the Borrower.

Kindly confirm your agreement to the foregoing by countersigning a counterpart copy of this letter in the space provided below.

Very truly yours,

COMVEST CAPITAL, LLC

By:	ComVest Management LLC, its Manager

	By:	/s/ Gary E. Jaggard
Gary E. Jaggard, Managing Director

Acknowledged, Confirmed
and Agreed To:

LAPOLLA INDUSTRIES, INC.

By: /s/  Michael T. Adams, EVP
Name:  Michael T. Adams
Title:    Executive Vice President